Exhibit 99.1
CONTACT:
Gar Jackson
Director of Investor Relations
(714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES THIRD QUARTER
EARNINGS RESULTS
ANAHEIM, CA/November 20, 2007 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that total sales for the third quarter (13 weeks) of fiscal 2007 ended November 3, 2007, were $373.1 million, a decrease of 0.6 percent from total sales of $375.4 million for the third quarter (13 weeks) of fiscal 2006 ended October 28, 2006.
Total Company same-store sales increased 5.0 percent during the third quarter of fiscal 2007. By concept, PacSun same-store sales increased 7.7 percent and demo same-store sales decreased 18.3 percent. Due to the 53rd week in fiscal 2006, same-store sales for the third quarter of fiscal 2007 are compared to the thirteen-week period ended November 4, 2006.
For the third quarter of fiscal 2007, the Company recorded a GAAP net loss of $20.0 million, or $(0.29) per diluted share, compared to GAAP net income of $9.0 million, or $0.13 per diluted share, for the third quarter of fiscal 2006. Store asset impairments and inventory reserves associated with the Company’s demo stores accounted for approximately $31 million in after-tax charges, or $(0.45) per diluted share. Excluding these charges and their related tax rate implications, the Company generated non-GAAP net income of $11.1 million, or $0.16 per diluted share, for the third quarter of fiscal 2007. A reconciliation of the GAAP to non-GAAP financial measures above is contained at the end of this press release.
“I am very pleased by the progress shown by our core PacSun business during the third quarter,” commented Sally Frame Kasaks, Chief Executive Officer. “We completed a strong back-to-school season, driven by continued progress in improving our juniors’ business and steady performance from our guys’ business.”
Total sales for the first three quarters (39 weeks) ended November 3, 2007 were $1,038.0 million, an increase of 4.9 percent over total sales of $989.0 million during the first three quarters (39 weeks) ended October 28, 2006.
Total Company same-store sales increased 2.0 percent during the first three quarters. By concept, PacSun same-store sales increased 4.0 percent and demo same-store sales decreased 13.7 percent. Due to the 53rd week in fiscal 2006, same-store sales for the first three quarters of fiscal 2007 are compared to the 39-week period ended November 4, 2006.
For the first three quarters of fiscal 2007, the Company recorded a GAAP net loss of $35.6 million, or $(0.51) per diluted share, compared to GAAP net income of $30.6
3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

million, or $0.43 per diluted share, in the first three quarters of fiscal 2006 ended October 28, 2006. Store asset impairments, lease termination charges, inventory reserves and other liquidation charges associated with the Company’s demo and One Thousand Steps stores accounted for approximately $48 million in after-tax charges, or $0.69 per diluted share. Excluding these charges and their related tax rate implications, the Company generated non-GAAP net income of $12.8 million, or $0.18 per diluted share, for the first three quarters of fiscal 2007. A reconciliation of the GAAP to non-GAAP financial measures above is contained at the end of this press release.
Financial Outlook
Assuming a flat to low-single digit increase in total Company same-store sales for the fourth quarter, the Company expects fourth quarter earnings in the range of $0.26 to $0.29 per diluted share. This earnings range does not include any potential lease termination or other disposition-related charges that may occur associated with the demo or One Thousand Steps businesses at any time in the future.
As a result of the Company’s previously announced plans to explore strategic alternatives for its demo stores and to close its One Thousand Steps stores, and the uncertainty regarding the financial impact those plans may produce, the Company is also providing non-GAAP earnings guidance associated with its core PacSun business on a stand-alone basis. Accordingly, assuming a low-single digit increase in PacSun same-store sales for the fourth quarter, the Company is comfortable with fourth quarter non-GAAP earnings, excluding demo and One Thousand Steps and any associated potential lease termination or other disposition-related charges that may occur at any time in the future, in the range of $0.32 to $0.35 per diluted share.
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of November 3, 2007, the Company operated 838 PacSun stores, 119 PacSun Outlet stores, 154 demo stores and 9 One Thousand Steps stores for a total of 1,120 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com, merchandise carried at demo stores can be found at www.demostores.com and information about One Thousand Steps can be found at www.onethousandsteps.com. On October 24, 2007, the Company announced that it would be seeking strategic alternatives for its demo division and would be closing its One Thousand Steps division as soon as is practical.
The Company will be hosting a conference call today at 2:00 pm Pacific Time. A telephonic replay of the conference call will be available beginning approximately two hours following the call for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 24025382. For those unable to listen to the live Web broadcast on the Company’s investor relations website www.pacsun.com, or utilize the call-in replay, an archived version will be available on the Company’s investor relations Web site through midnight, November 20, 2008.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s earnings projections for the fourth quarter of fiscal 2007, its assumptions of a flat to low-single digit increase in total Company same-store sales and a low-single digit same-store sales increase for its PacSun business in
3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

the fourth quarter, the Company’s plans to explore strategic alternatives for its demo stores and to close its One Thousand Steps stores, and the Company’s continued progress in improving its juniors’ business. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Such uncertainties which could adversely affect our business and results include, among others, the following factors: our assumption of comparable same store sales during the fourth quarter of fiscal 2007 may be wrong and actual comparable same store sales may be higher or lower; changes in consumer demands and preferences may adversely affect our performance; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; higher than anticipated lease termination costs or inventory liquidation charges associated with the Company’s demo and One Thousand Steps stores; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise, expansion and management of growth; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended February 3, 2007 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Third Quarter Ended		First Three Quarters Ended
	NOV. 3, 2007	OCT. 28, 2006	NOV. 3, 2007	OCT. 28, 2006
Net sales	$373,148	$375,427	$1,037,951	$988,996
Gross margin	111,099	106,342	284,988	301,049
Selling, G&A expenses	148,849	92,562	350,491	255,355

Operating (loss)/income	(37,750)	13,780	(65,503)	45,694
Interest income, net	652	709	2,162	3,594

(Loss)/Income before taxes	(37,098)	14,489	(63,341)	49,288
Income tax (benefit)/expense	(17,061)	5,506	(27,744)	18,729

Net (loss)/income	$(20,037)	$8,983	$(35,597)	$30,559

Net (loss)/income per share, basic	$(0.29)	$0.13	$(0.51)	$0.43

Net (loss)/income per share, diluted	$(0.29)	$0.13	$(0.51)	$0.43

Wtd avg shares outstanding, basic	69,765,113	69,344,402	69,678,733	71,274,716

Wtd avg shares outstanding, diluted	69,765,113	69,561,420	69,678,733	71,657,385

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	NOV. 3, 2007	FEB. 3, 2007	OCT. 28, 2006
ASSETS
Current assets:
Cash & cash equivalents	$37,179	$52,267	$55,453
Short-term investments	—	31,500	—
Inventories	242,210	205,213	252,680
Other current assets	71,604	46,255	32,120

Total current assets	350,993	335,235	340,253
Property and equipment, net	394,785	420,886	419,396
Other long-term assets	43,515	17,122	16,350

Total assets	$789,293	$773,243	$775,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,352	$66,581	$77,911
Other current liabilities	66,113	73,952	67,807

Total current liabilities	172,465	140,533	145,718
Deferred lease incentives	78,201	89,371	86,377
Deferred rent	28,408	30,619	31,039
Other long-term liabilities	35,411	9,367	21,383

Total liabilities	314,485	269,890	284,517
Total shareholder’s equity	474,808	503,353	491,482

Total liabilities and shareholders’ equity	$789,293	$773,243	$775,999

3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	THREE QUARTERS ENDED
	NOV. 3, 2007	OCT. 28, 2006
Cash flows from operating activities:
Net (loss)/income	$(35,597)	$30,559
Depreciation & amortization	58,295	52,632
Non-cash stock based compensation	5,119	5,392
Tax benefits related to exercise of stock options	320	1,556
Excess tax benefits related to stock-based compensation	(292)	(963)
Loss on disposal of property and equipment	63,001	373
Changes in operating assets and liabilities:
Inventories	(36,997)	(37,540)
Accounts payable and other current liabilities	31,724	11,482
Other assets and liabilities	(39,709)	21,124

Net cash provided by operating activities	45,864	84,615
Cash flows from investing activities:
Purchases of short-term investments	(171,400)	(226,503)
Maturities of short-term investments	202,900	301,414
Purchases of long-term investments	(23,300)	—
Capital expenditures	(94,939)	(107,087)

Net cash used in investing activities	(86,739)	(32,176)
Cash flows from financing activities:
Repurchases of common stock	—	(99,347)
Excess tax benefits related to stock-based compensation	292	963
Proceeds from exercise of stock options	2,237	6,532
Net borrowings under long-term leases	23,258	(319)

Net cash provided by/(used in) financing activities	25,787	(92,171)

Net (decrease) in cash and cash equivalents	(15,088)	(39,732)
Cash and cash equivalents, beginning of period	52,267	95,185

Cash and cash equivalents, end of period	$37,179	$55,453

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	NOV. 3, 2007	OCT. 28, 2006
Stores open at beginning of fiscal year	1,199	1,105
Stores opened during the fiscal year	14	67
Stores closed during the fiscal year	(93)	(3)

Stores open at end of period	1,120	1,169

	NOV. 3, 2007		OCT. 28, 2006
		Square Footage		Square Footage
	# of Stores	(000’s)	# of Stores	(000’s)
PacSun stores	838	3,186	835	3,136
Outlet stores	119	481	110	446
d.e.m.o. stores	154	439	215	603
One Thousand Steps stores	9	24	9	24

Total stores	1,120	4,130	1,169	4,209
3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

Reconciliation of GAAP to non-GAAP financial measures
This earnings release for the third quarter ended November 3, 2007 contains certain non-GAAP financial measures. Provided in the tables below is a reconciliation of the relevant GAAP measure to the non-GAAP measure contained in this earnings release. Only line items affected by these non-GAAP adjustments are included in the tables below. All amounts are expressed in millions of dollars, except earnings per share. Non-GAAP earnings are derived by starting with the GAAP number on the left and subtracting the relevant non-GAAP adjustments while moving to the right by line item.
The Company believes that the non-GAAP measures presented in the earnings release and below in the reconciliation tables are useful to investors, as they provide an alternative method for measuring the Company’s operating performance and comparing it against prior periods’ performance without reference to the income statement impact of store asset impairment charges associated with demo stores and inventory reserve charges associated with both demo and One Thousand Steps stores. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.
Reconciliation of fiscal 2007 third quarter GAAP earnings to non-GAAP earnings:
Non-GAAP earnings for the third quarter of fiscal 2007 exclude the income statement impact of store asset impairment charges associated with demo stores and inventory reserve charges associated with both demo and One Thousand Steps.

		Non-GAAP
		Adjustments
		Attributable
		to demo and
		One
	GAAP	Thousand	Non-GAAP
	Amounts	Steps	Amounts
Gross Margin/(Loss)	$111.1	$(4.5)	$115.6
SG&A	148.8	49.5	99.3
Operating (Loss)/Income	(37.8)	(54.1)	16.3
Income Tax (Benefit)/Expense	(17.1)	(22.9)	5.8
Net (Loss)/Income	(20.0)	(31.1)	11.1
(Loss)/Earnings Per Share	$(0.29)	$(0.45)	$0.16
3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

Reconciliation of fiscal 2007 first three quarters’ GAAP earnings to non-GAAP earnings:
Non-GAAP earnings for the first three quarters of fiscal 2007 exclude the income statement impact from the liquidation of 74 demo store closures and store asset impairment and inventory reserve charges associated with both demo and One Thousand Steps stores.

			Non-GAAP
		Non-GAAP	Adjustments
		Adjustments	Attributable
		Attributable	to demo
		to 74 demo	and One
		Store	Thousand	Non-GAAP
	GAAP Amounts	Closures	Steps	Amounts
Net Sales	$1,038.0	$13.3	$—	$1,024.6
Gross Margin/(Loss)	285.0	(15.2)	(4.5)	304.7
SG&A	350.5	4.6	59.2	286.7
Operating (Loss)/Income	(65.5)	(19.8)	(63.7)	18.0
Income Tax (Benefit)/Expense	(27.7)	(7.9)	(27.2)	7.4
Net (Loss)/Income	(35.6)	(11.9)	(36.5)	12.8
(Loss)/Earnings Per Share	$(0.51)	$(0.17)	$(0.52)	$0.18
3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000